SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 23, 2006

(Date of earliest event reported)

FLOW INTERNATIONAL CORPORATION

(Exact name of Registrant as specified in its charter)

Washington	0-12448	91-1104842
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

23500 - 64th Avenue South, Kent, Washington 98032

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code:

(253) 850-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry Into A Material Definitive Agreement.

Effective February 23, 2006, Flow International Corporation amended the terms of certain key executive retention program (KERP) agreements entered into with certain executives in July 2003, at the beginning of its turnaround. These agreements were intended to provide key executives with incentives to remain with the Company by providing periodic cash payments and a stock distribution in January 2007. As the Company’s financial condition has improved, reducing the risk that key executives will seek other employment, and the Company’s stock price has rapidly increased, dramatically increasing the cost to the Company associated with the equity portion of the retention agreements, the Company has agreed to terminate these agreements and distribute remaining unpaid amounts. The Board of Directors believes that utilizing performance-based compensation for the Company’s executives is in the Company’s best interest. Terminating the retention program so that executive compensation is entirely performance based is consistent with this belief.

ITEM 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

10.1	Form of Amendment to Executive Retention Agreement dated February 23, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2006	FLOW INTERNATIONAL CORPORATION

	By:	/s/ John S. Leness
John S. Leness
General Counsel and Secretary